UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  May 5, 2011

HERITAGE-CRYSTAL CLEAN, INC

(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2175 Point Boulevard Suite 375 Elgin, IL	60123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (847) 836-5670

Not Applicable

(Former name or former address, if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 5, 2011, Heritage-Crystal Clean, Inc. (the “Company”) held its annual meeting of stockholders.  A total of 12,663,917 shares of common stock of the Company were represented in person or by valid proxy at the annual meeting, and the following actions were taken:

(i)	Election to the Board of Directors of the Company of the following three Class III Directors:
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Bruce Buckmann	11,717,477	84,117	862,323
Carmine Falcone	11,704,687	96,907	862,323
Robert Willmschen, Jr.	11,782,473	19,121	862,323

	For	Against	Abstain	Broker Nonvotes

(ii) Ratification of appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the year ended December 31, 2011	12,645,319	700	17,898	0

	For	Against	Abstain	Broker Nonvotes

(iii) Approval on an advisory basis of the named executive officer compensation for fiscal 2010	11,773,900	5,275	22,419	862,323

	One Year	Two Years	Three Years	Abstain	Broker Nonvotes

(iv) Approval on the frequency of a stockholder vote on the named executive officer compensation	10,915,770	5,605	858,603	21,616	862,323

Based upon these voting results, the Board of Directors has decided that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.

(v)	Approval of the 2008 Omnibus Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Nonvotes

11,793,939	2,734	4,921	862,323

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.
(Registrant)

DATE: May 11, 2011	BY	/s/ Gregory Ray
Gregory Ray
Chief Financial Officer, Vice President, Business Management and Secretary